▪	☑	☑
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Duke Energy. Progress Energy

Stakeholder Progress on Key Milestones Filed Approved
Shareholder
Received shareholder approvals on August 23, 2011
Department of Justice
(DOJ)
The parties have met their obligations under the Hart-Scott-Rodino Act (HSR)
Waiting Period
Expired
Federal Communications
Commission (FCC)
Received approval of Assignment of Authorization filings on July 27, 2011
On January 5, 2012, approval extended by FCC through July 12, 2012
Federal Energy Regulatory
Commission (FERC)
Received conditional approval of the revised market power mitigation plan, the Joint Dispatch
Agreement (JDA) and the Joint Open-Access Transmission Tariff (OATT)  on June 8, 2012
Submitted final compliance filing required by FERC  on June 25, 2012
Nuclear Regulatory
Commission (NRC)
Received approval of indirect transfer of Progress Energy licenses on December 2, 2011
North Carolina
Received North Carolina Utilities Commission approval on June 29, 2012
South Carolina
Submitted merger-related filings on April 25, 2011
Hearing to approve joint dispatch agreement held December 12, 2011
Filed a letter  with the SC Public Service Commission regarding merger-related commitments made to
SC Office of Regulatory Staff on May 16, 2012
Kentucky
Received Kentucky Commission approval on October 28, 2011
STATUS OF MERGER FILINGS (As of June 29, 2012)
1
JDA/OATT
Merger
Final
Compliance
Filing
EXHIBIT 99.1

ADDITIONAL INFORMATION ON THE MERGER AND WHERE TO FIND IT
In connection with the proposed merger between Duke Energy and Progress Energy, Duke Energy filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of Duke Energy and Progress Energy and that also constitutes a prospectus of Duke
Energy.
The Registration Statement was
declared effective by the SEC on July 7, 2011.  Duke Energy and Progress Energy mailed the definitive joint proxy statement/prospectus to their respective shareholders on or about July 11, 2011.  Duke Energy and Progress Energy urge investors and shareholders to read the Registration Statement, including the joint proxy statement/prospectus that is a part of the Registration Statement, as well as other relevant documents filed with the SEC, because they contain important information.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the
SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from Duke Energy’s website (www.duke-energy.com) under the heading
“Investors” and then under the heading “Financials/SEC Filings.” You may also obtain these documents, free of charge, from Progress Energy’s website
(www.progress-energy.com) under the tab “Our Company” by clicking on “Investor Relations,” then by clicking on “Corporate Profile” and then by clicking on
“SEC Filings.”
2